                                                                    EXHIBIT 10.7

                            DISTRIBUTION AGREEMENT



          This Distribution Agreement ("Agreement") is made and entered into as of the 20th day of July, 1994 (the "Agreement Date") by and between THE TRYLON CORPORATION, a Delaware corporation with offices at 970 West 190th Street, Suite 900, Torrance, California ("Trylon"), PERISPHERE INDUSTRIES, INC., a California corporation with offices at 970 West 190th Street, Suite 900, Torrance, California ("Perisphere"), and THE UPJOHN COMPANY, a Delaware corporation, with its principal place of business at 7000 Portage Road, Kalamazoo, Michigan 49001 ("Upjohn").

                                   RECITALS:

A. Upjohn has expertise as a provider of pharmaceuticals and ancillary products to physicians and health care organizations, and has an organization, the capability and resources to market and distribute medical device products targeted for sale to primary care physicians.

          B. Trylon has certain rights to distribute medical device products, including but not limited to Blue-White Speculite (TM) lightsticks, relating to Pap Plus Speculoscopy (TM), a procedure that may be used in gynecological examinations for the detection and evaluation of female genital tract disease ("PPS"), and Perisphere has certain rights to distribute optics for use in connection with PPS. Trylon and Perisphere have been working to achieve national distribution in the United States of Blue-White Speculite (TM) lightsticks through clinical laboratory and other distribution channels, but are willing to suspend further efforts in reliance on the performance by Upjohn of the terms and conditions herein contained.

          C. Upjohn, Trylon and Perisphere now desire to enter into a contractual relationship whereby Trylon and Perisphere will engage Upjohn as its exclusive distributor of certain medical device products (including Blue-White Speculite (TM) lightsticks) in certain territories and for certain periods and as its nonexclusive distributor of certain medical device products (including Blue-White Speculite (TM) lightsticks) in certain territories and for certain periods, as further set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and of the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the respective receipt of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

          SECTION 1  DEFINITIONS

          1.1 Affiliate. The term "Affiliate" shall mean any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

          1.2 American Cyanamid. The term "American Cyanamid" shall mean the American Cyanamid Company, a Maine corporation.

          1.3 Exclusive Upjohn Territory. For all purposes of this Agreement, the term "Exclusive Upjohn Territory" shall mean those geographical areas within the United States of America specified in Exhibit A, attached hereto and incorporated herein, as being an exclusive distribution territory.

          1.4 Lightstick. The term "Lightstick" shall mean the Blue-White Speculite(R) chemiluminescent light stick manufactured for Trylon, with fracturable glass ampules imbedded in polypropylene containers, approximately 52mm in length, to be used as an illumination source in the visual examination by physicians of pathological demarcations during gynecological endoscopic PPS procedures. Each light stick will be accompanied by a double sided adhesive polymer, intended to provide adhesive capability of the light stick to disposable and re-usable specula.

          1.5 Lightstick Equivalents. The term "Lightstick Equivalents" shall mean that number of Lightsticks sold to Upjohn which, when taken together, have an aggregate value under the offset formula set forth in Section 6.1 [Omitted].

          1.6 Nonexclusive Upjohn Territory. For all purposes of this Agreement, the term "Nonexclusive Upjohn Territory" shall mean those geographical areas within the United States of America specified in Exhibit A, attached hereto and incorporated herein, as being a nonexclusive distribution territory.

          1.7 Optics. The term "Optics" shall mean the 6x Basic starter monocular optics components used in connection with PPS which is manufactured by or for Perisphere.

          1.8 Person. The term "Person" shall mean any corporation, trust, partnership, individual, association or other entity.

          1.9 PPS Kit. The term "PPS Kit" shall mean that certain packaged kit agreed to by the parties that Upjohn may use to distribute Lightsticks to be used in connection with PPS. Initially, the PPS Kit shall include a vacuum formed multi-pocket white plastic tray covered with printed peel-back sealing paper, one (1) Lightstick, one (1) adhesive strip, one (1) acetic acid wash pouch, two (2) scopette swabs, one (1) cotton tip applicator, one (1) cytology brush, one (1) wooden cervical scraper, and one (1) SafeTex or similar cell protection pack.

          1.10 Products. The term "Products" shall mean those items listed on Exhibit B attached hereto and incorporated herein.

          1.11 Stated Minimum. The term "Stated Minimum" shall mean, with respect to the first twenty-four (24) months of the Term, [Omitted] Lightstick Equivalents, and, with respect to any additional subsequent years during the Term, that number of Lightstick Equivalents mutually agreed and specified by the parties for such year on Exhibit C attached hereto and incorporated herein (which annual agreement as to the Stated Minimum for the subsequent year shall be a condition precedent to any renewal or extension of the Term).

          1.12 Term. The term "Term" shall mean that certain period commencing on the Agreement Date and ending on the date twenty-four (24) months thereafter, unless otherwise terminated or extended in accordance with the terms and conditions of this Agreement.

          1.13 Upjohn Territory. For all purposes of this Agreement, the term "Upjohn Territory" shall mean the Exclusive Upjohn Territory and the Nonexclusive Upjohn Territory.

          SECTION 2  ESTABLISHMENT OF  DISTRIBUTORSHIP

          2.1  Appointment of Distributor

               (a) Upon the terms and subject to the conditions stated herein, Trylon and Perisphere hereby appoint Upjohn for the duration of the Term as its nonexclusive distributor of the Products in the Nonexclusive Upjohn Territory, and for the duration of the Term as its sole and exclusive distributor of the Products in the Exclusive Upjohn Territory, for use solely in connection with gynecological endoscopic visual examinations, pursuant to which Upjohn will purchase Products from Trylon and Perisphere, take title to such Products and thereafter convey title to subdistributors and customers of Upjohn. All Product sales by Upjohn to customers and subdistributors will be on terms and conditions established from time to time by Upjohn in its sole and absolute discretion; provided, however, that Upjohn's subdistributors shall become bound by
-----------------
provisions similar to the relevant material terms and provisions of this Agreement and Trylon and Perisphere shall have the right to approve Upjohn subdistributors (which approval shall not unreasonably be withheld). Upjohn hereby accepts such appointment and further agrees that during and after the Term of this Agreement it shall not directly or indirectly market, sell, handle or distribute any Products outside the Upjohn Territory without the express prior written consent of Trylon or Perisphere, as applicable. During the Term, in the event that Upjohn receives any inquiries, orders or requests for Products, originating from or intended for delivery or use outside the Upjohn Territory, Upjohn promptly shall refer all such inquiries, orders or requests to Trylon.

               (b) During such time as Upjohn is not in breach of the terms and conditions of this Agreement, Trylon and/or Perisphere shall not appoint other distributors of the Products during the Term of this Agreement within the Exclusive Upjohn Territory, nor may they themselves (or through their agents or distributors) sell the Products during the Term of this Agreement within the Exclusive Upjohn Territory (other than to existing Trylon house accounts as of the date of this Agreement, a list of which will be provided to Upjohn by Trylon); provided, however, that the parties agree that such restrictions shall not limit in any manner the ability of Trylon and/or Perisphere to undertake and conduct marketing, public relations, consumer awareness programs, educational and professional training, technical support and clinical research within the Exclusive Upjohn Territory with respect to the Products as long as all such efforts are consistent with the strategic marketing plans mutually agreed upon by both parties. Notwithstanding the foregoing, the PPS Kits may be marketed in the Nonexclusive Upjohn Territory solely by Upjohn and by Trylon and its current distributors, subdistributors and agents as of the date of this Agreement (i.e., Trylon without the prior written consent of Upjohn may not market the PPS Kits through new distributors, subdistributors or agents who contract with Trylon after the date of this Agreement).

     2.2  Limitation on Rights.

          Upjohn shall not be entitled to any rights with respect to Trylon, Perisphere or the Products except those expressly provided by the terms and provisions of this Agreement.

     2.3  Medical Event Reporting.

          Subject to the other terms and provisions of this Agreement, Trylon, Perisphere and Upjohn intend to fully comply with all applicable medical event reporting laws and agree to exchange such information as may be necessary or appropriate to achieve that end. The parties further agree to share with the other parties hereto, to the extent it does not violate the other contractual or regulatory obligations of a disclosing party, each parties' worldwide medical experience with the Products for the purpose of allowing compliance with laws and to enhance and support the performance of each parties' duties and obligations hereunder. Promptly after execution of this Agreement, the parties shall negotiate in good faith detailed written procedures for exchange of medical information relating to the Products; it being acknowledged, however, that it is not the intention of such agreement to burden any party hereto with material costs by reason of such procedures.

          SECTION 3  TERM

          This Agreement shall remain in effect for the Term, unless otherwise terminated or extended in accordance with the terms and conditions of this Agreement. After the initial twenty-four (24) months of the Term, this Agreement will be automatically renewed annually for one (1) year periods, conditioned upon the full satisfaction by Upjohn of all terms and conditions in this Agreement (including but not limited to the Products purchase requirements set forth in Section 4, below) for the prior year and otherwise not being in breach under this Agreement (upon which renewal, such renewal period shall be part of the Term). Should either party desire not to renew this Agreement after the initial Term of twenty-four (24) months, such party must give at least three
(3) months prior written notice to the other party of such nonrenewal, during which notice period the Agreement shall continue in full force and effect.


     SECTION 4  OBLIGATIONS OF UPJOHN

     During the Term, Upjohn shall have the following duties:

     4.1  Marketing.

          (a) During the Term, Upjohn shall prepare and update as required a strategic marketing and promotion plan for the introduction, marketing and promotion of PPS and the Products for the selected target markets within the Upjohn Territory. The plan will be updated by Upjohn and reviewed with Trylon and Perisphere in conjunction with quarterly Products purchases. Upon request, Upjohn shall promptly supply Trylon with a copy of the current Upjohn Strategic Marketing Plan for the Products. The initial marketing plan shall be prepared and completed by Upjohn (and a copy shall be delivered to Trylon) within seventy-five (75) days of the date of this Agreement.

          (b) Target markets as of the date of this Agreement include: fee-for-service, managed care and public sector markets. Target markets could change in consultation with Trylon and Perisphere during the Term based on updated strategic marketing plans and/or marketing experience.

          (c) Upjohn will devote resources from its Female Health Care, Primary Care, Managed Care or National (public sector) Sales Forces at levels necessary to meet sales forecasts consistent with the Strategic Marketing Plan. Resource commitments by Upjohn will be reviewed quarterly during the Term to assure proper levels are applied consistent with the strategic marketing plan. Such resources will be responsible for: calling on appropriate healthcare professionals, introducing the Products, performing necessary in-office training, disseminating promotional and educational materials and samples and fulfilling orders of Products, all such efforts being consistent with the strategic marketing plan.

          (d) Upjohn promotion within the Upjohn Territory may include, but not necessarily be limited to: awareness and training for selected physicians, nurses and other appropriate healthcare professionals and female patients as to the availability and efficacy of PPS, retention of a public relations company (with approval from Trylon), advertising (such as, but not limited to, direct mail, trade journals, sponsorships), presentations at trade shows and/or conventions, organization of informational and educational seminars (such as Upjohn's Continuing Medical Education program), placement of articles in appropriate publications, and/or other methods deemed appropriate.

          (e) The foregoing is not intended to limit the independent ability of Trylon, Perisphere or any other authorized distributor of the Products to arrange and conduct marketing, sales promotion and publicity for PPS and/or the Products within the Nonexclusive

Upjohn Territory, whether in conjunction with Upjohn or otherwise. Upjohn shall not be liable for any expenses for such activities which are independently conducted by Trylon, Perisphere or their authorized distributors. All expenses incurred in the marketing and sales promotion by Upjohn of the Products shall be for the account of Upjohn, and neither Trylon nor Perisphere shall bear any liability for any marketing, distribution or promotional expenses of Upjohn.

     4.2  Reporting.

          (a) Upjohn shall prepare and submit to Trylon and Perisphere a running twelve (12) month sales forecast beginning from the Agreement date. Upjohn shall update the forecast quarterly for the succeeding three (3) month interval. Trylon, Perisphere and Upjohn shall discuss all sales forecasts prior to their finalization by Upjohn. The twelve (12) month and quarterly forecasts shall serve as templates for the incremental Products purchase plans which shall be submitted by Upjohn to Trylon and Perisphere contemporaneously with each sales forecast.

          (b) Upjohn shall furnish Trylon with semi-annual and annual written reports of inventory turnover of the Products in units, quantities of samples distributed and quantities in stock, commencing as of the Agreement Date. These reports shall be submitted within thirty (30) days after the end of the relevant period.

          (c) Upjohn shall maintain, at its principal executive office, sales records for the Products consistent with standard Upjohn practices for its products. Upjohn agrees that Trylon, at its expense, shall have the right to have its representatives inspect and make copies of, at any time during reasonable business hours and from time to time upon the giving of not less than forty-eight (48) hours' prior written notice to Upjohn, Upjohn's sales records for the Products; provided, however, that the scheduling of such inspection does
                  -----------------
not unreasonably interfere with the business of Upjohn. Upjohn additionally shall provide access for Trylon in the above manner to any other Upjohn information reasonably necessary or appropriate for the maintenance by Trylon of, and compliance with, its FDA status for the Products. All such information shall be provided in accordance with Section 15 herein.

          (d) Upjohn shall notify Trylon promptly of any change in the majority ownership or executive management of Upjohn.

     4.3  PPS Kits and Labelling.

          (a) If Upjohn purchases Lightsticks in a subordinated pack, the design and manufacture of the PPS Kits shall be the responsibility of Upjohn so long as it is consistent with good manufacturing practices for medical devices as provided to Upjohn by Trylon; to that end, Upjohn shall use in the manufacture and assembly of PPS Kits only materials that meet Trylon's quality standards and are approved by the FDA and shall conduct such manufacture and assembly at FDA registered and state licensed facilities. Notwithstanding the foregoing, Trylon shall have final approval for all matters relating to issues necessary to protect the validity or strength of any Trylon trademark or service mark to be affixed to PPS Kits. Trylon agrees to label all perishable Products sold to Upjohn with a clearly legible expiration date.

          (b) Upjohn shall affix to each of the PPS Kits, as mutually agreed to by the Parties, the Trylon name and relevant Trylon proprietary trade or service mark(s), together with the symbol of an "r" in a circle (if such trademark or service mark is registered with the United States Patent and Trademark Office) or the letters "TM"(if such trademark or service mark is not registered with the United States Patent and Trademark Office), unless such PPS Kit already
prominently displays the appropriate trademark or service mark.   Upjohn may
only use the Trylon trademarks or service marks in connection with the Products during such time as it is in compliance with the terms and conditions of this Agreement. Trylon shall have the right, upon request, to inspect Upjohn's operations with respect to the use of the Trylon trademarks and service marks and to require the prior approval of any use of the trademarks and service marks not previously specifically approved by Trylon. Upjohn shall use the Trylon trademarks and service marks only in their current form and shall not alter such, combine them with any other words, prefixes, suffixes, logos or designs, or sublicense the use of the Trylon trademarks or service marks. Without the prior written approval of Trylon, Upjohn shall not register, nor apply for registration of, any of the Trylon trademarks or service marks as a trademark, service mark, trade name or fictitious name, either within or without the Upjohn Territory. Any goodwill derived from the use of the Trylon trademarks or service marks by Upjohn shall inure to the benefit of Trylon. Upjohn further agrees not to challenge Trylon's ownership, rights and/or registration of or to the trademarks, service marks or any other Trylon intellectual property.

          (c) If not previously furnished, Trylon, promptly after execution of this Agreement, shall furnish Upjohn, upon request by Upjohn, with the know-how required for the conditioning and packing of the Products (such as packing and packaging data). Trylon shall keep Upjohn informed upon request of technical improvements introduced into the packing of the Products.

          (d) Improvements of the conditioning and packing of Products which are developed by Upjohn shall be submitted in writing and, if available, in specimen form to Trylon for approval before being implemented by Upjohn. Any such improvements developed by Upjohn shall become shared property of Trylon and Upjohn on an undivided, equal basis. Upjohn shall deliver to Trylon promptly such evidence of ownership of the improvements as Trylon may reasonably request. Appropriate regulatory filings will be made by Upjohn to include these package designs in the regulatory product file as may be required; all regulatory costs for such filing shall be borne by Upjohn.

          (e) Upjohn shall not undertake or continue any deceptive, misleading, or unethical practices that are or might be detrimental to Trylon (in Trylon's sole determination), Trylon products, and/or the public; shall not be involved in the publication or utilization of any misleading or deceptive advertising material; and shall comply with all applicable laws and regulations.

          (f) Notwithstanding the foregoing provisions of this Section, Upjohn has requested that Trylon, at Upjohn's cost, initially manufacture and assemble PPS Kits in accordance with Upjohn's reasonable instructions, the foregoing provisions and the pricing and ordering provisions of Section 6. At any time during the Term and upon ninety (90) days' prior written notice, Upjohn may reassume the manufacturing and assembly of the PPS Kits in accordance with the foregoing provisions. If Upjohn after such reassumption again requests that Trylon manufacture and assemble PPS Kits and the parties agree on the terms applicable to such activity (including but not limited to the design of the PPS Kit, the elements to be included, the labelling of the PPS Kit and its contents, the cost to Upjohn of such PPS Kits and the manner of payment and delivery), Trylon will undertake such task on the mutually agreed terms.

    SECTION 5  OBLIGATIONS OF TRYLON

    5.1   Samples; Sales Promotion Support.

          (a) Trylon upon request by Upjohn will quote sample pricing (if
available) for Products other than Lightsticks.   Trylon undertakes to inform
Upjohn from time to time about available scientific and other information available from Trylon for the sales promotion of the Products. [Omitted]
Upjohn shall have the right in any year during the Term to order as many samples as it desires (on the terms herein generally applicable to orders of Lightsticks), but all such samples shall not be included in the Stated Minimum and shall not reduce Upjohn's obligation to purchase the Stated Minimum. Such samples shall be used solely for promotional use and must be identified when ordered and invoiced as being samples.

          (b) During only the initial twelve (12) months of the Term, Trylon will furnish to Upjohn at no additional charge (and on a delivery schedule during the initial twelve (12) months of the Term to be agreed by the parties) the following number of copies of existing, developed Trylon sales promotion materials (or such other numbers of such materials as specified by Upjohn, subject to the monetary limitation specified in Section 5.1(c) below which is applicable to all Trylon deliveries and activities hereunder) for use by Upjohn in its performance hereunder (a copy of each of which is attached hereto and incorporated herein as Exhibit D):

        Tri-Fold Point of Sale PPS Brochure     50,000 copies
        Patient PPS Education Piece            200,000 copies
        PPS Marketing Video                      5,000 copies
        PPS Billing and Coding Brochure         50,000 copies
        PPS Educational Slide Set                5,000 copies
        Trylon paper on Cost-Effectiveness of
               PPS in the Atypical Patient      50,000 copies

        Trylon paper on PPS Multi-Center
               Screening Trials                 50,000 copies

          If requested by Upjohn and available without substantial additional charge to Trylon, Trylon will affix to the above described materials the Upjohn logo (as provided by Upjohn in camera ready form) and/or other relevant Upjohn information.

          (c) Trylon will support Upjohn's marketing plan through the sponsoring of consumer awareness programs in certain markets selected by Trylon and Upjohn and the utilization of Trylon's public relations firm, Ogilvy, Adams and Rinehart, in an awareness campaign. Such Trylon activities will be coordinated with Upjohn and will use the Upjohn name in an approved manner, although Trylon will retain its discretion with regard to such activities. In no event will the activities to be undertaken by Trylon hereunder exceed Five Hundred Thousand Dollars ($500,000.00), and, subsequent to the initial twelve (12) months of the Term, Upjohn shall be solely responsible for all of its sales promotion costs.

     5.2 Technical Support. Upjohn shall have the right to request Trylon to provide technical support to Upjohn during the Term (if reasonably available from Trylon) in accordance with the terms of Section 16 of this Agreement, including, but not limited to, reasonable access to training and promotional material associated with PPS and the Products. Any technical support not otherwise specifically required by this Agreement to be provided to Upjohn at the reasonable request of Upjohn, shall be provided by Trylon to Upjohn at the following rates:

                 Stewart Lonky, M.D.
                 (or other physicians)          $475 per day
                 Mary Nagle, R.N.
                 (or other supervisory nurses)  $350 per day
                 All other R.N.s                $275 per day

Trylon may bill for a full day for any commitment of four (4) hours or more (including travel time to destination). Any commitment for less than four (4) hours will be billed at one-half (1/2) of the full day rate. Travel expenses will be reimbursable to Trylon based upon actual charges for transportation and meals during an assignment. Airline travel will be reimbursable at coach class rates.

     5.3 Customer Assistance. Trylon shall maintain toll-free telephone assistance during the term of this Agreement on a daily basis (Monday through Friday) during normal business hours (9:00 a.m. to 5:00 p.m. in all continental United States time zones) to answer technical questions that may arise from customers or Upjohn. Upjohn may make available this number to its customers or accounts that have technical inquiries which in Upjohn's opinion can only be answered by Trylon personnel. The telephone assistance may be used for Upjohn administrative or sales personnel for their inquiries regarding the Products characteristics or applications.

     5.4  Product Recall.   Trylon shall be required to conduct and fund
any recall or similar corrective action in which it is necessary to retrieve Products or to locate Products in the field; provided, however, that Upjohn
                                             -----------------
shall maintain adequate records concerning traceability of the Products, and in the event that recall or similar corrective procedures are required, Upjohn shall cooperate fully with Trylon to expedite the completion of such procedure. Upjohn shall keep records of sales of Products by product lot number for quality assurance control and, if necessary or appropriate in Trylon's determination in connection with any product recall or FDA issues, will provide such records to Trylon promptly upon request.

     5.5  Right of Inspection.  Trylon agrees that Upjohn, at its expense, shall have the right to have its representatives inspect, at any time during reasonable business hours and from time to time upon the giving of not less than forty-eight (48) hours' prior written notice to Trylon, Trylon's facilities (and those of its vendors, if Trylon is able to obtain such prior permission) to observe the manufacture, packaging and distribution of the Products and to inspect the facilities; provided, however that such inspection does not
                        -----------------
unreasonably interfere with the business of Trylon (or its vendors, as applicable).

     SECTION 6  ORDERING PROCEDURES

     6.1  Minimum Purchases - Lightsticks.

          (a)  [Omitted]

          (b)  [Omitted]

          (c)  [Omitted]

          (d)  [Omitted]

     6.2  Minimum Purchases - Optics.

          (a)  [Omitted]

     6.3  Ordering and Payment Procedures

          (a)  [Omitted]

          (b)  [Omitted]

          (c)  [Omitted]


     SECTION 7 - RETAIL PRICING.

          Upjohn shall be solely responsible for determining from time to time the retail price of the Products, including the retail price for Lightsticks, the party to be billed by Upjohn for such Products (including Lightsticks), the invoicing and collection of Upjohn accounts, any adjustments, discounts, credits, returns and settlements with its customers, and all sales policies. Upjohn acknowledges and agrees physician billing and reimbursement practices regarding PPS are the sole responsibility of said physicians and that, while Trylon may share with Upjohn its experiences as to physician billing and reimbursement practices for PPS, Trylon makes no representation or warranty to Upjohn or any other party that reimbursement will be available in any specific circumstance or amount for the use of PPS or that any physician billing or reimbursement practices are valid or legal.


     SECTION 8  COVENANT NOT TO COMPETE; SOLE SUPPLIER

     8.1  During the term of this Agreement, Upjohn covenants and agrees
(the "Covenant Not to Compete") that it shall not directly or indirectly (whether for compensation or otherwise), except as expressly permitted by this
Agreement:

          (a) market, promote, develop, manufacture, assemble, sell or distribute in the Upjohn Territory, whether for its own account or on behalf of any third party, a colorable imitation or copy of the Lightstick, or any medical device containing the same active ingredients as the Lightstick or with a sole indication for PPS; or

          (b) engage within the Upjohn Territory in the marketing, promotion, development, manufacture, assembly, sale and/or distribution of PPS or any vaginal, self-contained internal light source technology or device (other than the traditional PAP smear test) used or designed with a purpose similar or related to that of PPS, whether alone or as a partner, officer, director, employee, consultant, or holder of any interest, whether beneficial or of record (excluding any such interest in an investment of not more than 5% in the equity of an issuer whose securities are registered under the Securities Exchange Act of 1934, as amended), in any such business or activity or in any Person engaged in any such activity; or

          (c) divert or attempt to divert from Trylon any business directly related to Trylon's business; or

          (d) solicit any employee of Trylon or an Affiliate of Trylon for the purpose of leaving his or her employment and accepting employment or a contractual relationship with Upjohn or an Affiliate of Upjohn.

     8.2 Upjohn covenants and agrees that it shall purchase Lightsticks only from Trylon and Optics units only from Perisphere. Upjohn shall not purchase any products from other suppliers for the purpose of substitution for Lightsticks or Optics units, nor shall Upjohn contract with any other Person for the development, specification, manufacturing or assembly of any products similar to Lightsticks or Optics units.

          8.3 Should Upjohn violate either Section 8.1 or 8.2, or in Trylon's reasonable judgment prepare to violate Section 8.1 or 8.2, Trylon and Perisphere shall have the right to terminate this Agreement upon sixty (60) days prior written notice to Upjohn. Such termination shall be without liability or further obligation to Trylon and Perisphere, and Upjohn shall remain bound by the terms of this Agreement that expressly survive termination.

          8.4   Upjohn acknowledges and agrees that:  (i) compliance with this
Section 8 is necessary to protect the business, goodwill and proprietary interest of Trylon and Perisphere pursuant to this Agreement; (ii) the obligations of Upjohn under Section 8 are such that Trylon and Perisphere cannot adequately be compensated by damages for breach of such obligations; and (ii) without the agreements of Upjohn in Section 8, Trylon and Perisphere would not enter into this Agreement. As a result, Upjohn hereby acknowledges and agrees that the remedy at law for such a breach shall be inadequate and that Trylon and Perisphere, in addition to any other remedy it may have, shall in the event of any breach by Upjohn under Section 8 during the Term, be entitled to equitable relief to enforce the breached obligations, including, without limitation, specific performance and preliminary injunctive relief (including temporary restraining orders) for the purposes of enjoining Upjohn from such actions.

          SECTION 9  REPRESENTATIONS, WARRANTIES AND COVENANTS OF UPJOHN

          Upjohn hereby represents and warrants to Trylon and Perisphere that the matters set forth herein are true, accurate and complete as of the date of this Agreement and as of the date of each purchase order by Upjohn hereunder, which representations and warranties shall survive the execution of this Agreement. With respect to these representations and warranties, the terms set forth in this Agreement shall supersede any conflicting terms in the purchase orders, and no terms in the purchase orders other than quantities and delivery dates shall have any effect.

          9.1 Good Standing. Upjohn is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to enter into this Agreement and to carry out the terms and provisions hereof.

          9.2 Due Authorization; Enforceability. The execution, delivery and performance by Upjohn, of this Agreement has been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by Upjohn. This Agreement constitutes the valid and binding obligation of Upjohn, enforceable against it in accordance with its terms, except as it may be limited by the application of principles of equity or the effect of laws relating to bankruptcy, moratorium or insolvency.

          9.3 No Conflict. The execution, delivery and performance of this Agreement do not violate any provision of law or statute or any decree, judgment, order or rule of any court or governmental authority, or conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the Certificate or Articles of Incorporation, Bylaws or other charter documents of Upjohn, or any indenture, mortgage, material agreement or other instrument to which it is a party, or by which it or any of its property is bound or affected.

          9.4 Compliance with Law. To the best of its knowledge, Upjohn is not now in material violation of any federal, state or local laws, regulations or orders relating to the operation, conduct or ownership of the property or business of Upjohn required on the part of Upjohn for the consummation and performance of this Agreement. Upjohn has obtained all necessary consents, authorizations approvals and orders from all persons and governmental agencies and has made all registrations, qualifications, designations, declarations and filings with all governmental agencies required on the part of Upjohn in connection with the consummation of the transactions contemplated by this Agreement.

          9.5 Adequate Resources. Upjohn has adequate financial and personnel resources to fully perform and comply with all of its duties and obligations under this Agreement.

          9.6 No Additional Warranty. Upjohn shall make no representation or warranty to any Person as to the Products or their usage or capabilities unless previously authorized in writing to do so by Trylon or Perisphere, as applicable.

                  SECTION 10  REPRESENTATIONS, WARRANTIES AND
                       COVENANTS OF TRYLON AND PERISPHERE

          Trylon and Perisphere each hereby represent and warrant to Upjohn that the matters set forth herein are true, accurate and complete as of the date of this Agreement and as of the date of each purchase order by Upjohn hereunder, which representations and warranties shall survive the execution of this Agreement.

          10.1 Good Standing. Each of Trylon and Perisphere is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to enter into this Agreement and to carry out the terms and provisions hereof.

          10.2 Due Authorization; Enforceability. The execution, delivery and performance by Trylon and Perisphere of this Agreement has been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by Trylon and Perisphere. This Agreement constitutes the valid and binding obligation of Trylon and Perisphere, enforceable against each of them in accordance with its terms, except as it may be limited by the application of principles of equity or the effect of laws relating to bankruptcy, moratorium or insolvency.

          10.3 No Conflict. The execution, delivery and performance of this Agreement do not violate any provision of law or statute or any decree, judgment, order or rule of any court or governmental authority, or conflict with or result in a breach of any of the terms, conditions or provision of, or constitute a default under, the Certificate of Incorporation, Bylaws or other charter documents of Trylon or Perisphere, or any indenture, mortgage, material agreement or other instrument to which it is a party, or by which it or any of its property is bound or affected.

          10.4 Compliance with Law. Trylon and Perisphere are not now in violation of any federal, state or local laws, regulations or orders relating to the operation, conduct or ownership of the property or business of Trylon or Perisphere. Trylon, Perisphere, its principals and/or its Affiliates have obtained all necessary consents, authorizations approvals and orders from all persons and governmental agencies, and have made all required registrations, qualifications designations, declarations and filings with governmental agencies, in connection with the consummation of the transactions contemplated by this Agreement. Trylon, its principals and/or Affiliates have obtained all requisite approvals from the United States Food and Drug Administration for marketing Lightsticks in interstate commerce.

          10.5 Manufacturing of Products; Warranty. Products provided by Trylon and Perisphere, including Lightsticks (i) are manufactured in accordance with good manufacturing practices acceptable in the industry, using raw materials of good commercial quality (ii) to the best knowledge of Trylon and Perisphere, comply with all applicable laws, rules and regulations, and (iii) are of merchantable quality, free from all patent and latent defects, fit for the purposes for which intended and, with respect to Lightsticks, shall be delivered with at least a two-year shelf-life. Trylon and Perisphere accept full responsibility for their respective Products (iv) under their product warranties to repair or replace (in its sole discretion) any Product that is defective in material or workmanship, and (v) under their FDA registrations. Notification of any liability claim relating to the use of Trylon or Perisphere Products shall be made in writing to Trylon and Perisphere as soon as possible after (and in any event within ten (10) days of) Upjohn's receipt (whether orally or in writing) of any claim or threatened claim or any event upon which a claim reasonably may be based. Trylon or Perisphere, as applicable, shall have the right (but not the obligation) to investigate any warranty or FDA regulatory claim, and Upjohn (at no cost to Upjohn) shall assist Trylon or Perisphere with
such investigation.   This product warranty does not obligate Trylon or
Perisphere to bear the cost of labor or transportation charges in connection with the replacement of defective Products, unless a return authorization first has been obtained from Trylon or Perisphere, as applicable, nor shall it apply to any Product upon which alterations have been made (whether by Upjohn or otherwise) unless these changes were authorized by Trylon or Perisphere, as applicable.

          10.6 Proprietary Rights. To the best knowledge of Trylon, with respect to the Products, Trylon has not infringed, and is not now infringing, on any patent, trade name, trademark, service mark, copyright, trade secret, technology, know-how or process belonging to any other Person.

          SECTION 11  CONDITIONS TO PERFORMANCE

          The performance by Trylon and Perisphere hereunder shall be conditioned upon the truth and accuracy of the material representations and warranties made by Upjohn to Trylon and Perisphere under Section 9 as of the date such are given. The performance by Upjohn hereunder shall be conditioned upon the truth and accuracy of the material representations and warranties made by Trylon and Perisphere to Upjohn under Section 10 as of the date such are given.

    SECTION 12  TERMINATION

    12.1  Termination of Agreement by Trylon and Perisphere for Cause.

          (a) In the event Upjohn fails to cure a default in its performance of any material agreement, term, condition or covenant contained in this Agreement within twenty (20) days after receiving notice of such default from Trylon or Perisphere, as applicable, or fails within twenty (20) days after receiving notice of such default to commence to cure (and diligently prosecute to completion) a default in its performance of any material agreement, term, condition or covenant contained in this Agreement if such default cannot be cured within twenty (20) days, Trylon or Perisphere, as applicable, shall have the right to terminate this Agreement or, in the case of a default by Upjohn under its purchase requirements in Section 6, to terminate the exclusive nature of Upjohn's distributorship and convert such distributorship to a nonexclusive basis (which action shall not waive or otherwise limit any other rights of Trylon or Perisphere against Upjohn by reason of such breach).

          (b) Trylon and Perisphere shall have the right to terminate this Agreement immediately, at its election, if Upjohn ceases to conduct its business (or begins to wind up in preparation for such cessation) or becomes insolvent, or in the event of the institution under any applicable law of any voluntary or involuntary insolvency proceedings, including bankruptcy, consent to a receivership, adoption of an arrangement with creditors, dissolution or liquidation, or similar action, which proceedings, consent, adoption or arrangement is not vacated within thirty (30) days after inception.

          (c) Trylon and Perisphere shall have the right to terminate this Agreement upon thirty (30) days prior written notice upon any default or termination of supply of Lightsticks to Trylon from American Cyanamid or other source of supply, including but not limited to by reason of the expiration of distribution agreements or termination of distribution agreements resulting from a breach or breaches by Trylon thereunder.

          (d) Trylon and Perisphere shall have the right to terminate this Agreement upon thirty (30) days prior written notice if a court of competent jurisdiction or a governmental regulatory agency determines that the sale of the Products in the Upjohn Territory is illegal; provided, however, that such
                                             --------  -------
termination right may be exercised only in the event that the Agreement cannot be modified to correct the illegality without materially altering the substantive terms of the business relationship between Trylon, Perisphere and Upjohn as provided for herein.

          (e) Any change in Upjohn's ownership or management which Trylon reasonably believes may impair Upjohn's ability to perform its obligations under this Agreement, notice of which change (including any proposed change) must immediately be given to Trylon. If a change in management or ownership occurs which does not impair Upjohn's abilities to perform its responsibilities under this Agreement as reasonably determined by Trylon, then Trylon will honor the continuation of this Agreement.

          (f) Upjohn has not achieved sales penetration of the Products within the Territory after the initial twelve (12) months timeframe of at least seventy-five percent (75%) of the Upjohn sales forecast (as set forth in Section 4.2(a)) for such relevant prior period, and, with respect to any extensions of the Term beyond the initial twelve (12) months, in each six (6) months thereafter has not maintained and enhanced such sales penetration of the Products, as determined by Trylon in its sole discretion.

    12.2  Termination of Agreement by Upjohn for Cause.

          (a) In the event Trylon or Perisphere, as applicable, fails to cure a default in its performance of any material agreement or covenant contained in this Agreement within forty-five (45) days after receiving notice of such default from Upjohn, or fails within forty-five (45) days after receiving notice of such default from Upjohn to commence to cure (and diligently prosecutes to completion) a default in its performance of any material agreement or covenant contained in this Agreement if such default cannot be cured within forty-five (45) days, Upjohn shall have the right to terminate this Agreement.

          (b) Upjohn shall have the right to terminate this Agreement immediately, at its election, if Trylon or Perisphere becomes insolvent, or in the event of the institution under any applicable law, with respect to Trylon or Perisphere, of any voluntary or involuntary insolvency proceedings, including bankruptcy, consent to a receivership, adoption of an arrangement with creditors, dissolution or liquidation, or similar action which proceedings, content, adoption or arrangement is not vacated within thirty (30) days after inception; provided, however, that the election of termination of the Agreement by Upjohn with respect to Perisphere shall not effect a termination of the Agreement between Upjohn and Trylon if Trylon elects in writing to assume the liabilities and obligations to Upjohn of Perisphere.

          (c) Upjohn shall have the right to terminate this Agreement upon thirty (30) days prior written notice if a court of competent jurisdiction or a governmental regulatory agency determines that the sale of the Products in the Upjohn Territory is illegal; provided, however, that such termination right may
                             --------  -------
be exercised only in the event that the Agreement cannot be modified to correct the illegality without materially altering the substantive terms of the business relationship between Trylon, Perisphere and Upjohn as provided for herein.

    12.3  Effect of Termination.

          (a) Upon termination of this Agreement, Trylon and Upjohn will together in good faith decide on the way in which Upjohn's inventory of Products in finished form, sales promotion material pertaining to the Products and other related materials should be disposed of. Failing a resolution of such issue within thirty days after the termination of this Agreement, Upjohn shall be required to deliver all such inventory, sales promotion material and related material to Trylon, together with free and clear title thereto. Upon the termination of this Agreement, Upjohn shall render a statement to Trylon with regard to the existing inventory of Products and said material. Upon termination of this Agreement, Upjohn will have no right, title or interest of any kind in or with regard to the Trylon or Perisphere trademarks, service marks, intellectual property, formulas, know-how and goodwill, whether relating to any of the Products or otherwise.

          (b) Upon the termination or expiration of this Agreement: (i) Upjohn shall provide to Trylon copies of any and all data collections relating to the Products and/or PPS, and a copy of all sales data relating to the Products (including but not limited to detailed end user/account information, such as end user/account entity name, location, purchasing history and other related information) and shall grant to Trylon a perpetual, fully-paid, worldwide non-exclusive right to use such information and technical data; (ii) all other property of Trylon or Perisphere which is held by Upjohn or their respective agents shall be returned to Trylon or Perisphere, as applicable, by Upjohn, and any property of Upjohn that is held by Trylon, Perisphere or its agents shall be returned to Upjohn; (iii) all marketing, publicity and promotion by Upjohn for the Products shall cease immediately, and Upjohn immediately shall cease to use Trylon's and Perisphere's trade and service marks and other intellectual property rights; and (iv) unless otherwise permitted under Section 12.3(a), all sales and distribution of the Products by Upjohn shall cease as of the termination or expiration date; provided, however, that Upjohn may continue such
                                --------  -------
marketing, publicity and promotion and use of such intellectual property rights in order to conclude sales of remaining inventory of Products permitted by
Section 12.3(a).

          (c) Upon any notice of nonrenewal or expiration of the Term by Upjohn to Trylon, Trylon shall have the right to negotiate, execute and deliver one or more agreements with other Persons for the distribution of the Products in the Upjohn Territory after the Term. The exercise of such right by Trylon shall not be a breach of any Trylon obligation or duty to Upjohn hereunder.

    SECTION 13  ASSIGNMENT

    Upjohn shall not assign, transfer, or subcontract its obligations as set forth herein, or any claim or right hereunder, without the prior written consent of Trylon and Perisphere which consent shall not unreasonably be withheld. This Agreement shall be binding on the parties' successors and assigns.

          SECTION 14  INDEMNIFICATION

          14.1 Indemnification by Trylon. Trylon shall protect, defend, indemnify and hold Upjohn and any of its officers, directors, employees, stockholders, representatives or agents harmless from and against all losses, claims, demands, liabilities, suits, judgments, damages, costs and expenses (including reasonable attorneys fees and costs) directly or indirectly arising out of or resulting from (i) any negligent acts or omissions of Trylon, or any of its officers, directors or employees, representatives or agents; (ii) any breach or inaccuracy of any representation, warranty or covenant hereunder;
(iii) any defective or damaged Products by Trylon, whether the claim is premised on strict products liability or otherwise, where the damage or defect is not attributable to any action of Upjohn, and the defective or damaged condition of such component was the proximate cause of the alleged injury sustained; or
(iv) any claim of patent or trademark infringement with respect to the Products. It shall be a condition of Trylon's obligation to indemnify and hold Upjohn harmless hereunder that Upjohn give written notice to Trylon following the assertion of any claim against Upjohn for which indemnification is required hereunder; provided; however that the failure to give notice shall not relieve
           --------  -------
Trylon from its obligations hereunder unless Trylon is materially and irrevocably prejudiced by reason of such failure.

          14.2 Indemnification by Perisphere. Perisphere shall protect, defend, indemnify and hold Upjohn and any of its officers, directors, employees, stockholders, representatives or agents harmless from and against all losses, claims, demands, liabilities, suits, judgments, damages, costs and expenses (including reasonable attorneys fees and costs) directly or indirectly arising out of or resulting from (i) any negligent acts or omissions of Perisphere, or any of its officers, directors or employees, representatives or agents; and (ii) any breach or inaccuracy of any representation, warranty or covenant hereunder. It shall be a condition of Perisphere's obligation to indemnify and hold Upjohn harmless hereunder that Upjohn give written notice to Perisphere following the assertion of any claim against Upjohn for which indemnification is required hereunder; provided; however that the failure to give notice shall not relieve
           --------  -------
Perisphere from its obligations hereunder unless Perisphere is materially and irrevocably prejudiced by reason of such failure.

          14.3 Indemnification by Upjohn. Upjohn shall protect, defend, indemnify and hold Trylon and Perisphere, and any of their officers, directors, employees, stockholders representatives or agents harmless from and against all losses, claims, demands, liabilities, suits, judgments, damages, costs and expenses (including reasonable attorneys' fees and costs) directly or indirectly arising out of or resulting from (i) any negligent acts or omissions of Upjohn, or any of their respective officers, directors or employees, representatives or agents or (ii) any breach or inaccuracy of any representation, warranty or covenant hereunder. It shall be a condition of the obligations of Upjohn to indemnify and hold Trylon and Perisphere harmless hereunder that Trylon or Perisphere, as applicable, give written notice to Upjohn following the assertion of any claim against Trylon or Perisphere for which indemnification is required hereunder; provided, however, that the failure to give notice shall not relieve
           --------  -------
Upjohn
from its obligations hereunder unless Upjohn is materially and irrevocably prejudiced by reason of such failure.

    14.4  Indemnification Procedure.

          (a) The indemnified entity shall give prompt written notice to the indemnifying entity of any claim or assertion of liability by a third party or any request, demand, proposal, or action by any third party which might give rise to a claim by the indemnified entity against the indemnifying entity under this Section 14. Such notice shall be reasonably detailed so as to provide the recipient with all material information regarding such clam or assertion and shall comply with the provisions of Section 18.1.

          (b) In the event any action, suit, proceeding or claim (a "Legal Action") is brought or made against an indemnified entity with respect to which the indemnifying entity may have liability under this Section 14, the indemnifying entity shall have the right (but not the obligation) to defend, and to negotiate concerning the resolution or settlement of, the Legal Action (in the name of the indemnified entity if necessary or appropriate). If the indemnifying entity does elect to defend or negotiate such Legal Action, the indemnified entity shall have the right to be represented by counsel, at its own expense, and shall be kept fully informed as to such Legal Action at all stages thereof whether or not it is represented by its own counsel. Until the indemnifying entity elects to defend or negotiate a Legal Action, or if the indemnified entity reasonably concludes that there are likely to be defenses available to the indemnified entity that are different from or in addition to those available to the indemnifying entity (in which case, to the extent of such differing defenses, the indemnifying entity shall not be entitled to assume the defense of such Legal Action but shall have the right to be represented by counsel, at its own expense, and shall be kept fully informed as to such Legal Action at all stages thereof, whether or not it is represented by its own counsel), the indemnified entity shall expeditiously undertake the defense and negotiation of such Legal Action and, until such time or in such event, all reasonable fees and expenses of outside counsel and other expenses reasonably incurred by the indemnified entity shall be borne by the indemnifying entity and paid when incurred. Upjohn, Trylon and Perisphere hereby agree to render to each other such assistance as they may reasonably require of each other in order to facilitate the proper and adequate defense or negotiation of the resolution or settlement of any such Legal Action.

          (c) Neither the indemnifying entity nor the indemnified entity shall make any settlement of any claim or agree to any request or demand of, or enter into any agreement or arrangement with, any Person, if the result might give rise to an amount subject to indemnification hereunder, without the written consent of the other Person, which consent shall not be unreasonably withheld.

     SECTION 15  CONFIDENTIALITY

     15.1 Nondisclosure. The parties covenant and agree that, during the terms of this Agreement, each of them may disclose to the other information about the disclosing party's business or activities which such party considers proprietary and confidential. Confidential information shall include, but not be limited to, lists of present or prospective customers or vendors or of persons that have or shall have dealt with the parties, customer requirements, preferences and methods of operation, trade secrets, management information reports and other computer generated reports, pricing policies and details, details of contracts, operational methods, plans or strategies, business acquisition plans, new personnel acquisition plans and other business affairs or information of either party ("Confidential Information"). A disclosing party shall designate information which is being disclosed to be Confidential Information if it is commercially reasonable to do so. The party who receives any Confidential Information (the "Receiving Party") agrees, during the Term and thereafter, to maintain the strictest possible confidential status for all Confidential Information, not to use any Confidential Information for any purpose other than the purpose for which it was originally disclosed to the Receiving Party and not to disclose any Confidential Information to any third party.

     15.2 Exceptions to Nondisclosure Agreement. This obligation of confidentiality shall not apply to any information which (a) was known to the Receiving Party at the time of receipt; (b) was in the public domain at the time of receipt; (c) became public through no fault of the party obligated to keep it confidential; (d) the Receiving Party learns from third parties who are under no obligation of confidentiality with respect to the information; or (e) is required by applicable law to be divulged.

     15.3 Return of Information. The parties each covenant and agree, upon termination or expiration of this Agreement and except as otherwise provided herein, to return all Confidential Information in its possession which exists in a tangible form (whether in writing, on magnetic tapes or disks or otherwise) to the provider thereof and to not use Confidential Information for its benefit or the benefit of other persons thereafter. The Receiving Party may retain one (1) copy of the Confidential Information for the sole purpose of determining its obligations under this Agreement.

     15.4 Governmental Disclosure. The parties acknowledge that each may be required to disclose Confidential Information to governmental agencies or authorities by law, and each shall endeavor to limit disclosure to that which is so required. Each party will give the other written notice of any disclosure pursuant to this Section 15.4, which notice shall specify the substance of any such disclosure.

     15.5 Employee Access. The parties shall cause their respective employees, representatives, agents and those of their Affiliates, and any Affiliates of the parties, who have access to any Confidential Information to maintain confidentiality as set forth in this Section 15 and to return all Confidential Information in their possession which exists in a tangible form

(whether in writing, or magnetic tapes or disks or otherwise) to the provider thereof upon the termination of this Agreement. Nothing in this Section 15 shall be construed as authorizing or permitting the distribution of Confidential Information to persons other than those who require access thereto to perform their obligations hereunder or tasks assigned to them in the conduct of the business contemplated by this Agreement.

     15.6 Survival. Notwithstanding any other provision of this Agreement, the provisions of this Section 15 shall survive the termination or expiration of this Agreement for a period of five (5) years and shall be deemed a separate and independent agreement in consideration of the parties' making available to each other the Confidential Information.

     SECTION 16  LICENSE OF TRAINING INFORMATION

          (a) Trylon hereby grants to Upjohn, and Upjohn hereby accepts, a non-exclusive license to use, copy and distribute during the term of the Agreement in the Upjohn Territory, solely in connection with the duties of Upjohn pursuant to requirements of this Agreement, any and all medical training information relating to PPS which has been developed or obtained by Trylon prior to the Agreement Date ("Current Training Information"). Trylon, upon request by Upjohn, shall furnish Upjohn with one copy of its Current Training Information. All Current Training Information shall remain the property of Trylon.

          (b) All training and sales materials developed or obtained by Trylon after the Agreement Date ("Additional Training Information") at the reasonable written request of Upjohn shall be the property of Trylon and shall be nonexclusively licensed during this Term in the Upjohn Territory to Upjohn to use, copy and distribute in connection with the duties of Upjohn under this Agreement. Upjohn shall reimburse Trylon on a monthly basis for reasonable costs incurred in the preparation of the Additional Training Information (including but not limited to time, materials and travel), as such costs are incurred; provided, however, that Upjohn agrees to reimburse Trylon in full for
          -----------------
any Additional Training Information which qualifies as materials which could be used as Continuing Medical Education. Trylon shall submit a monthly invoice for amounts due to Upjohn, which invoice shall be due and payable within thirty (30) days after receipt by Upjohn. Upon request by Upjohn, Trylon shall deliver to Upjohn a written, non-binding estimate of the costs associated with the development of any Additional Training Information prior to its development.

          (c) As additional assistance for the commencement by Upjohn of its activities under this Agreement, Trylon shall provide to Upjohn upon its request the services of Stewart Lonky, M.D. (or another physician reasonably acceptable to Upjohn) and Mary Nagle (or another nurse reasonably acceptable to Upjohn) to assist Upjohn with the conduct of two (2) training/technical support sessions of not more than two (2) days each. For such services, Trylon shall not charge Upjohn any fees or per diem charge, except that all travel expenses of such Trylon personnel incurred hereunder shall be reimbursed by Upjohn in accordance with Section 5.2.

     SECTION 17  INSURANCE

     17.1 Trylon Insurance. Trylon warrants and represents that it currently has in effect general and products liability insurance coverage pursuant to a "claims made" type insurance policy in at least the amounts of Two Million Dollars ($2,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate covering Trylon's activities hereunder. Trylon agrees upon request by Upjohn to provide to Upjohn a copy of the face of the policy or, at its option, a certificate of insurance. Trylon will notify Upjohn within ten
(10) days of the lapse of such insurance for any reason. If such policy or another policy with the same or higher limits is not reinstated or put in place immediately by Trylon, Upjohn may terminate this Agreement upon thirty (30) days prior written notice.

     17.2 Upjohn Insurance. Upjohn warrants and represents that Upjohn currently has in effect general and products liability insurance coverage pursuant to a "claims made" type insurance policy in the amounts of Two Million Dollars ($2,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate covering Upjohn's activities hereunder. Upjohn agrees upon request by Trylon to provide to Trylon a copy of the face of the policy or, at its option, a certificate of insurance. Upjohn will notify Trylon within ten
(10) days of the lapse of such insurance for any reason. If such policy or another policy with the same or higher limits is not reinstated or put in place immediately by Upjohn, Trylon may terminate this Agreement upon thirty (30) days prior written notice.

     SECTION 18  MISCELLANEOUS

     18.1 Notices. All notices, requests, demands, instructions and other communications required or permitted to be given under this Agreement by a party hereto shall be deemed duly given or sent hereunder only if in writing and delivered personally, or mailed first class, postage pre-paid, registered or certified mail, return receipt requested, to the other party hereto at the address set forth in this Agreement, or at such other address which each party may give notice pursuant to the procedure established by this paragraph. Any such notice shall be deemed to have been given or sent as of the date mailed or personally delivered.

     18.2 Confidential Agreement. This Agreement is confidential, and Upjohn may not reveal the terms hereof to any third party with the exception of its legal and financial advisors of each party, unless required by law, or with the written consent of the other party, or in legal proceedings relating to this Agreement.

     18.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE PROCEDURAL AND SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA, UNITED STATES OF AMERICA (WITH THE EXCEPTION OF THE CONFLICTS OF LAWS PROVISIONS OF SUCH STATE), AND BOTH PARTIES AGREE THAT THE FEDERAL AND STATE COURTS LOCATED IN CALIFORNIA SHALL HAVE JURISDICTION OVER ANY MATTER ARISING IN CONNECTION WITH THE AGREEMENT, AND HEREBY SUBMIT TO SUCH

JURISDICTION, FURTHER, THE PARTIES AGREE THAT VENUE FOR ANY MATTER ARISING IN CONNECTION WITH THIS AGREEMENT SHALL PROPERLY LAY IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

     18.4 Dispute Resolution. Except as provided below, no civil action concerning any dispute under this Agreement shall be instituted before any court, and all such disputes shall be submitted to final and binding arbitration before the American Arbitration Association. The place for any arbitration shall be in Los Angeles County, California, and the laws of the State of California shall govern, and the arbitrator solely shall apply them to, the interpretation and construction of this Agreement. Such arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association then in effect ("Commercial Rules") before a single neutral arbitrator; except that either party may request an expedited arbitration pursuant to the Commercial Rules. If possible, the choice of arbitrators presented to the parties shall include persons who have experience with distribution agreements and commercial matters. Discovery shall be allowed in arbitration in accordance with the provisions of the California Code of Civil Procedure. Any award issued shall be made in accordance with California law and shall include the award to the prevailing party of its costs and expenses (including but not limited to attorneys' fees and costs and arbitration costs and arbitrator's fees). An award shall be final and binding and may not be appealed or reviewed, except upon the ground of malfeasance or fraud by the arbitrator. Judgment upon the award may be enforced in any court of competent jurisdiction, wherever located. Notwithstanding the foregoing, either party shall have the right, at its sole discretion, to seek equitable relief from a court of competent jurisdiction, without being limited in recourse to arbitration, in the event that a breach by the other party of this Agreement shall result in irreparable injury to it or if monetary damages would be inadequate and impossible to calculate adequately, which equitable relief shall include (but not be limited to) the entering of a temporary restraining order and/or a preliminary injunction.

     18.5 Independent Contractor; No Agency or Joint Venture. During the Term of this Agreement, Upjohn shall act as an independent contractor under this Agreement, and nothing contained in this Agreement shall (a) establish a joint venture or partnership between the parties; (b) establish an employment relationship between Upjohn and any principal, employee, officer, director or other representative of Trylon, Perisphere or any Trylon Affiliate; or (c) establish an agency relationship between Upjohn, or any of its principals, employees, officers, directors or other representatives and Trylon or Perisphere. The parties shall be responsible for their own work forces and organizations, which shall be independent of each other and under the direct supervision and control of the employing entity. Each party's principals, officers and employees shall not represent themselves as being officers, employees or agents of the other party for any purpose, and neither party shall have the power or authority to bind or obligate the other with regard to any agreement.

     18.6 Headings. The headings and subheadings of the Sections contained herein are used for convenience and ease of reference and are not to be construed as limiting the scope or intent of any Section of this Agreement.

     18.7 Complete Agreement. This Agreement constitutes the complete agreement and understanding between the parties hereto with respect to the matters set forth herein, and supersedes and terminates any and all prior existing agreements or understandings between them.

     18.8 Amendments. This Agreement may be amended, modified, renewed, superseded or canceled, and any of the terms, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto. The failure of any party at any time or times to require performance of any provision of this Agreement by any other party hereto shall in no manner affect the right of such party at a later time to enforce same.

     18.9 Further Actions. Each of the parties hereto shall execute such further documents and instruments and take such further action as may be necessary to carry out the terms of this Agreement, including but not limited to assisting with any necessary or appropriate information for governmental reporting or filings (but at no additional cost to the parties).

     18.10 Force Majeure. In the event that the performance of this Agreement or of any obligation hereunder, other than payment of money as herein provided, by either party hereto is prevented, restricted or interfered with by reason of any cause not within the control of the respective party, and which could not by reasonable diligence have been avoided by such party (force majeure), the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent and for the duration of such prevention, restriction or interference, provided that the party so affected shall use its best efforts to avoid or remove such cause of non-performance and shall fulfill and continue performance hereunder at the utmost dispatch whenever and to the extent such cause or causes are removed. For the purpose of the preceding sentence, conditions not within the control of the respective party shall be considered to include but not be limited to acts of God, flood, storm, earthquake, public enemy, war, invasion, quarantine restrictions, strike, lockout and embargoes.

     18.11 Severability. If any covenant of any provision of this Agreement is found by a court of competent jurisdiction to be invalid, unlawful or incapable of being enforced, all other conditions and provisions of this Agreement which can be given effect without the invalid, unlawful or unenforceable provisions shall, nevertheless, remain in full force and effect.

     18.12 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

THE TRYLON CORPORATION,          PERISPHERE INDUSTRIES, INC.,
 a Delaware corporation              a California corporation

By:       Marty L. Lonky         By:       Marty L. Lonky
   --------------------------       ----------------------------------

Title:     President             Title:      Vice President
      -----------------------          -------------------------------

                                 THE UPJOHN COMPANY,
                                   a Delaware corporation

                                 By:         Jack J. Jackson
                                    ----------------------------------

                                 Title:      Senior Vice President
                                       -------------------------------



[CERTAIN PORTIONS OF THIS DOCUMENT, AS INDICATED WITHIN, HAVE
BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST]

                                   EXHIBIT A
                                   =========

                               UPJOHN TERRITORY

          The "Upjohn Territory" shall consist of the Nonexclusive Upjohn Territory and the Exclusive Upjohn Territory, as set forth below:


NONEXCLUSIVE UPJOHN TERRITORY
-----------------------------

Arizona
Arkansas
Colorado
Oklahoma
Ohio (except Toledo, Ohio, which is not part of the Upjohn Territory) Las Vegas, Nevada



EXCLUSIVE UPJOHN TERRITORY
--------------------------

All of the United States of America, except:

     .   The Nonexclusive Upjohn Territory; and

     .   All of Illinois, Wisconsin, Michigan and Toledo, Ohio

                                   EXHIBIT B
                                   =========

                                    PRODUCTS



     .   Lightsticks @ prices specified in Section 6.1

     .   Optics @ prices specified in Section 6.2

     .   Atlas of Speculoscopy @ prices specified in EXHIBIT E

     . Other supporting educational materials available as of the date of this Agreement (available at negotiated prices)

     .   Other supporting materials

     .   Speculite specification
             Material data safety sheet
             FDA medical device application

                                   EXHIBIT C
                                   =========

                                STATED MINIMUMS


                                   [OMITTED]

                                   EXHIBIT D
                                   =========

                   COPY OF TRYLON SALES PROMOTIONAL MATERIALS
                         Referred to in Section 5.1(b)

                                   EXHIBIT E
                                   =========

                                   [OMITTED]

                                FIRST AMENDMENT
                                      TO
                            DISTRIBUTION AGREEMENT


     This Amendment to Distribution Agreement (the "Amendment") is entered into effective as of December 16, 1994 by and between THE TRYLON CORPORATION, a Delaware corporation ("Trylon"), PERISPHERE INDUSTRIES, INC., a California corporation ("Perisphere"), and THE UPJOHN COMPANY, a Delaware corporation ("Upjohn"), with reference to that certain Distribution Agreement (the "Original Agreement") dated as of July 20, 1994 by and between the parties hereto.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. The parties wish to amend the Original Agreement to include the states of Illinois, Wisconsin and Michigan, as well as the city of Toledo, Ohio, in the Exclusive Upjohn Territory. Therefore, the section of Exhibit "A" entitled "Exclusive Upjohn Territory" is hereby amended in full to read as follows:

          "EXCLUSIVE UPJOHN TERRITORY
          ---------------------------

          All of the United States of America, except the Nonexclusive Upjohn Territory."

     2. Trylon acknowledges receipt prior to the date hereof of the sum of $250,000 from Upjohn as an advance towards future purchases by Upjohn of the Products (the "Upjohn Payment"). The parties hereby agree that the Upjohn Payment shall no longer be characterized as an advance against future purchases but shall be treated as consideration for Trylon's willingness to enter into this Amendment and shall be the property of Trylon. Trylon will use the proceeds to continue to support marketing and promotion expenses which occur at The Trylon Corporation during this campaign.


     3. Except as specifically set forth herein all terms and conditions of the Original Agreement shall remain in full force and effect without being impaired or invalidated in any way.

     4. Unless otherwise defined, all terms defined in the Original Agreement shall have the same meaning in this Amendment.

     5. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

THE TRYLON CORPORATION              PERISPHERE INDUSTRIES, INC.
a Delaware corporation              a California corporation


By: /s/                               By: /s/
   -------------------------             -----------------------------
Title:                                Title:
      ----------------------                --------------------------

THE UPJOHN COMPANY,
a Delaware corporation


By: /s/
   -------------------------
Title:
      ----------------------

                             AMENDMENT TO AGREEMENT
                             ----------------------


The DISTRIBUTION AGREEMENT, dated 7/20/94, by and between the TRYLON CORPORATION, PERISPHERE INDUSTRIES, INC., and the UPJOHN COMPANY, is hereby amended by mutual agreement of the parties to read as follows:

SECTION 3 TERM

The Agreement will remain in effect through calendar year 1998, unless otherwise terminated or extended in accordance with the terms and conditions of the Agreement. After 1998, the Agreement will be renewed annually for one (1) year periods, conditioned upon the full satisfaction by Pharmacia & Upjohn of all terms and conditions in the Agreement (including, but not limited to, the Products purchase requirements set forth in Section 4 of the Agreement) for the prior year not being in breach under the Agreement (upon which renewal period shall be part of the Term). Should either party desire not to renew the Agreement after 1998, such party must give at least three (3) months prior written notice to the other party of such nonrenewal, during which notice period the Agreement shall continue in full force and effect.

SECTION 6 ORDERING PROCEDURES

6.1 Minimum Purchases - Lightsticks

Minimum purchase balances for lightsticks/kits will be rescheduled over the 18-month period following the Agreement Amendment signing. Purchases by Pharmacia & Upjohn will be 6, 12, and 18 months after the signing date.


APPROVED BY:

TRYLON CORPORATION                    PHARMACIA & UPJOHN



Name: /s/                             Name: /s/
     ----------------------                ----------------------------

Title:                                Date:
      ---------------------                ----------------------------
Date:                                 Date:
     ----------------------                ----------------------------

                                      34